Exhibit 99.1

NEWS RELEASE
Transcat, Inc. • 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: 585-352-7777

IMMEDIATE RELEASE

Transcat Reports Record Revenue for the Fourth Quarter and
Full Year Fiscal 2017

●	Full year operating income improves 25.9% to $7.9 million
●	Full year earnings per diluted share up 10.3% to a record $0.64
●	Service segment revenue up 11.2% for the fourth quarter and 20.1% for full fiscal year

ROCHESTER, NY, May 16, 2017 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its fourth quarter and fiscal year ended March 25, 2017 (“fiscal 2017”).

“Our fourth quarter provided a strong finish to our fiscal year which ended with record annual revenue and net income,” commented Lee D. Rudow, President and CEO. “Our Service segment revenue increased 20% for the year and was driven by high single-digit organic growth. We closed the fiscal year with a strong new business Service pipeline and a substantial backlog of work-in-process. We expect to continue to build segment volume and drive operational leverage through our capital investments and acquisition integrations.

“Our Distribution segment delivered another quarter of solid performance, further validating our strategy to diversify our Distribution offerings. We saw strong growth from our core end-user customers, primarily those in the alternative energy and U.S. industrial markets.”

Fourth Quarter Fiscal 2017 Review	(Results compared with the fourth quarter of fiscal year ended March 26, 2016 (“fiscal 2016”))

($ in thousands)			Change
	FY17 Q4	FY16 Q4	$'s	%
Service Revenue	$19,526	$17,555	$1,971	11.2%
Distribution Sales	$18,927	$15,305	$3,622	23.7%
Revenue	$38,453	$32,860	$5,593	17.0%
Gross Profit	$9,782	$8,542	$1,240	14.5%
Gross Margin	25.4%	26.0%

Operating Income	$2,565	$2,223	$342	15.4%
Operating Margin	6.7%	6.8%

Net Income	$1,429	$1,577	$(148)	(9.4%)
Net Margin	3.7%	4.8%

Adjusted EBITDA*	$4,214	$3,525	$689	19.5%
Adjusted EBITDA* Margin	11.0%	10.7%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Transcat achieved record quarterly revenue of $38.5 million in the fourth quarter of fiscal 2017. Gross profit improved $1.2 million, driving a $0.3 million increase in operating income. Net income was marginally lower at $1.4 million, as a higher effective income tax rate offset increased operating income.

Transcat Reports Record Revenue for the Fourth Quarter and Full Year Fiscal 2017
May 16, 2017

The year-over-year change in the effective tax rate largely reflected changes in the availability of federal and state research and development tax credits.

Service segment continues to deliver

Represents the accredited calibration, repair, inspection and laboratory instrument services business (51% of total revenue for the fourth quarter of fiscal 2017).

($ in thousands)			Change
	FY17 Q4	FY16 Q4	$'s	%
Service Segment Revenue	$19,526	$17,555	$1,971	11.2%
Gross Profit	$5,864	$5,321	$543	10.2%
Gross Margin	30.0%	30.3%

Operating Income	$1,993	$1,871	$122	6.5%
Operating Margin	10.2%	10.7%

Adjusted EBITDA*	$3,170	$2,968	$202	6.8%
Adjusted EBITDA* Margin	16.2%	16.9%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Service revenue increased more than 11% and was driven by organic growth and incremental acquisition related revenue. Segment operating margin had a negative 70 basis point impact from an increased internal allocation of general and administrative (“G&A”) expenses.

Distribution segment sales up double digits

Represents the distribution and rental of new and used professional grade handheld test, measurement and control instrumentation (49% of total revenue for the fourth quarter of fiscal 2017).

($ in thousands)			Change
	FY17 Q4	FY16 Q4	$'s	%
Distribution Segment Sales	$18,927	$15,305	$3,622	23.7%
Gross Profit	$3,918	$3,221	$697	21.6%
Gross Margin	20.7%	21.0%

Operating Income	$572	$352	$220	62.5%
Operating Margin	3.0%	2.3%

Adjusted EBITDA*	$1,044	$557	$487	87.4%
Adjusted EBITDA* Margin	5.5%	3.6%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

The increase in Distribution segment sales was the result of a combination of organic growth and the acquisition of Excalibur Engineering, Inc. on April 1, 2016. The acquisition provided additional rental revenue and added a used equipment business to Transcat. Organic growth was primarily driven by increased demand from core customers across various industries. The improved segment operating margin includes a 80 basis point benefit due to the reduction in the allocation of G&A expenses, as well as increased sales volume and cost controls, somewhat offset by higher acquired customer amortization expense.

Transcat Reports Record Revenue for the Fourth Quarter and Full Year Fiscal 2017
May 16, 2017

Full-year Fiscal 2017 Review (Results compared with fiscal 2016)

($ in thousands)			Change
	FY17	FY16	$'s	%
Service Revenue	$71,103	$59,202	$11,901	20.1%
Distribution Sales	$72,795	$62,964	$9,831	15.6%
Revenue	$143,898	$122,166	$21,732	17.8%
Gross Profit	$34,970	$29,119	$5,851	20.1%
Gross Margin	24.3%	23.8%

Operating Income	$7,934	$6,302	$1,632	25.9%
Operating Margin	5.5%	5.2%

Net Income	$4,522	$4,124	$398	9.7%
Net Margin	3.1%	3.4%

Adjusted EBITDA*	$14,520	$10,559	$3,961	37.5%
Adjusted EBITDA* Margin	10.1%	8.6%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Total revenue increased to a record $143.9 million and was driven by double-digit growth in both business segments. Consolidated gross margin improved 50 basis points, more than offsetting a 20 basis point increase in operating expenses, resulting in a $1.6 million or 25.9% year-over-year increase in operating income. The effective tax rate increased to 36.9% in fiscal 2017 compared with 31.3% in fiscal 2016, largely due to changes in the availability of federal and state research and development tax credits.

Transcat achieved record net income of $4.5 million and diluted earnings per share of $0.64 in fiscal 2017.

Adjusted EBITDA increased 37.5% to $14.5 million. As a percent of sales, Adjusted EBITDA margin expanded 150 basis points to 10.1%.

Strong Balance Sheet and Financial Flexibility Supports Growth Strategy

At March 25, 2017, the Company had total debt of $27.3 million, with $11.4 million available under its secured revolving credit facility. Capital expenditures were $1.1 million and $5.3 million for the fourth quarter and full fiscal year, respectively. Investments were primarily for assets to support the Company’s rental business and expanded Service segment capabilities.

Outlook

Mr. Rudow concluded, “We entered fiscal 2018 with excellent momentum and high expectations. During the past year, we made important, strategic investments in physical assets, as well as in leadership that we expect to help advance Transcat and our long-term strategy. We anticipate that the traction we have gained with these investments will continue.

“Fiscal 2018 will be a year of continued emphasis on improving “Operational Excellence,” an initiative that we believe will improve customer experiences, expand organic growth potential, and strengthen our acquisition integration process, allowing us to capitalize on acquired synergies at a faster pace. We continually assess opportunities that can either enhance our capabilities and expertise, expand our geographic presence or are bolt-ons that can leverage our current infrastructure.

“Looking further ahead, we believe our capital and leadership investments have positioned us well to meet our goal of achieving $175 million to $200 million in revenue over the next three to four years.”

Transcat expects its income tax rate to range between 34% and 36% in fiscal 2018.

The Company anticipates total capital expenditures to be approximately $6.0 million to $6.5 million in fiscal 2018, with the majority of the incremental capital expenditures in excess of fiscal 2017 amounts

Transcat Reports Record Revenue for the Fourth Quarter and Full Year Fiscal 2017
May 16, 2017

planned for IT infrastructure investments to drive operational excellence and for specific customer-opportunity driven Service capabilities. Of the capital expenditures anticipated for fiscal 2018, the Company expects spending for maintenance/existing asset replacements to be consistent with fiscal 2017 at approximately $1.0 million to $1.5 million.

Webcast and Conference Call

Transcat will host a conference call and webcast on Wednesday, May 17, 2017 at 11:00 a.m. Eastern Time. Management will review the financial and operating results for the fourth quarter and full fiscal year, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. Eastern Time on the day of the call through Wednesday, May 24, 2017. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13659711, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, and non-cash stock compensation expense), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, and stock-based compensation expense, which is not always commensurate with the reporting period in which it is included. Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table on page 9.

ABOUT TRANSCAT
Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 22 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents national and proprietary brand instruments to customers globally. Its e-commerce focused website and product catalog offer access to more than 100,000 test, measurement and control instruments, including products from approximately 540 leading manufacturers.

Transcat’s growth strategy is to leverage its service capabilities, strong brand and leading distribution platform to drive organic sales growth and to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found on its website at: Transcat.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus

Transcat Reports Record Revenue for the Fourth Quarter and Full Year Fiscal 2017
May 16, 2017

are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:

Michael J. Tschiderer, Chief Financial Officer	Deborah K. Pawlowski, Investor Relations
Phone: (585) 352-7777	Phone: (716) 843-3908
Email: mtschiderer@transcat.com	Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

The Company plans on timely filing its Annual Report on Form 10-K before the June 23, 2017 required filing date.

Transcat Reports Record Revenue for the Fourth Quarter and Full Year Fiscal 2017
May 16, 2017

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	Fourth Quarter Ended		For the Years Ended
	(Unaudited)		(Unaudited)	(Audited)
	March 25,	March 26,	March 25,	March 26,
	2017	2016	2017	2016
Service Revenue	$19,526	$17,555	$71,103	$59,202
Distribution Sales	18,927	15,305	72,795	62,964
Total Revenue	38,453	32,860	143,898	122,166

Cost of Service Revenue	13,662	12,234	52,064	43,617
Cost of Distribution Sales	15,009	12,084	56,864	49,430
Total Cost of Revenue	28,671	24,318	108,928	93,047

Gross Profit	9,782	8,542	34,970	29,119

Selling, Marketing and Warehouse
Expenses	3,942	3,657	16,554	13,625
General & Administrative Expenses	3,275	2,662	10,482	9,192
Total Operating Expenses	7,217	6,319	27,036	22,817

Operating Income	2,565	2,223	7,934	6,302

Interest and Other Expense, net	223	102	770	295

Income Before Income Taxes	2,342	2,121	7,164	6,007
Provision for Income Taxes	913	544	2,642	1,883

Net Income	$1,429	$1,577	$4,522	$4,124

Basic Earnings Per Share	$0.20	$0.23	$0.65	$0.60
Average Shares Outstanding	7,024	6,912	6,994	6,887

Diluted Earnings Per Share	$0.20	$0.22	$0.64	$0.58
Average Shares Outstanding	7,189	7,131	7,111	7,121

Transcat Reports Record Revenue for the Fourth Quarter and Full Year Fiscal 2017
May 16, 2017

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	March 25,	March 26,
	2017	2016
ASSETS
Current Assets:
Cash	$842	$641
Accounts Receivable, less allowance for doubtful accounts of $210
and $113 as of March 25, 2017 and March 26, 2016, respectively	22,049	17,080
Other Receivables	1,227	881
Inventory, net	10,278	6,520
Prepaid Expenses and Other Current Assets	1,193	1,096
Total Current Assets	35,589	26,218
Property and Equipment, net	15,568	12,313
Goodwill	32,520	29,112
Intangible Assets, net	7,519	8,211
Other Assets	901	853
Total Assets	$92,097	$76,707

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$11,615	$8,141
Accrued Compensation and Other Liabilities	5,907	7,688
Income Taxes Payable	805	-
Current Portion of Long-Term Debt	1,429	-
Total Current Liabilities	19,756	15,829
Long-Term Debt	25,883	19,073
Deferred Tax Liability	1,134	1,071
Other Liabilities	1,923	1,823
Total Liabilities	48,696	37,796
Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
7,043,754 and 6,923,557 shares issued and outstanding
as of March 25, 2017 and March 26, 2016, respectively	3,522	3,462
Capital in Excess of Par Value	12,996	12,993
Accumulated Other Comprehensive (Loss) Income	(414)	(358)
Retained Earnings	27,297	22,814
Total Shareholders' Equity	43,401	38,911
Total Liabilities and Shareholders' Equity	$92,097	$76,707

Transcat Reports Record Revenue for the Fourth Quarter and Full Year Fiscal 2017
May 16, 2017

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	For the Year Ended
	(Unaudited)	(Audited)
	March 25,	March 26,
	2017	2016
Cash Flows from Operating Activities:
Net Income	$4,522	$4,124
Adjustments to Reconcile Net Income to Net Cash Provided
by Operating Activities:
(Gain)/Loss on Sale of Property and Equipment	(4)	38
Deferred Income Taxes	63	136
Depreciation and Amortization	6,184	3,946
Provision for Accounts Receivable and Inventory Reserves	376	147
Stock-Based Compensation Expense	453	359
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	(4,728)	998
Inventory	(3,425)	177
Prepaid Expenses and Other Assets	(224)	118
Accounts Payable	3,107	446
Accrued Compensation and Other Liabilities	405	22
Income Taxes Payable	815	471
Net Cash Provided by Operating Activities	7,544	10,982

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(5,250)	(4,101)
Proceeds from Sale of Property and Equipment	59	31
Business Acquisitions, net of cash acquired	(6,977)	(13,894)
Net Cash Used in Investing Activities	(12,168)	(17,964)

Cash Flows from Financing Activities:
(Repayment of) Proceeds from Revolving Credit Facility, net	(452)	6,905
Proceeds from Term Loan	10,000	-
Repayments of Term Loan	(1,310)	-
Issuance of Common Stock	635	454
Repurchase of Common Stock	(98)	(73)
Stock Option Redemption	(966)	(61)
Payment of Contingent Consideration and Holdbacks
Related to Business Acquisitions	(3,041)	-
Net Cash Provided by Financing Activities	4,768	7,225

Effect of Exchange Rate Changes on Cash	57	333

Net Increase in Cash	201	576
Cash at Beginning of Fiscal Year	641	65
Cash at End of Fiscal Year	$842	$641

Transcat Reports Record Revenue for the Fourth Quarter and Full Year Fiscal 2017
May 16, 2017

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	FY2017
	Q1	Q2	Q3	Q4	YTD
Net Income	$906	$916	$1,271	$1,429	$4,522
+ Interest Expense	137	180	184	218	719
+ Other Expense / (Income)	31	11	4	5	51
+ Tax Provision	364	471	894	913	2,642
Operating Income	$1,438	$1,578	$2,353	$2,565	$7,934
+ Depreciation & Amortization	1,549	1,556	1,562	1,517	6,184
+ Other (Expense) / Income	(31)	(11)	(4)	(5)	(51)
+ Noncash Stock Compensation	149	177	(10)	137	453
Adjusted EBITDA	$3,105	$3,300	$3,901	$4,214	$14,520

Segment Breakdown

Service Operating Income	$1,044	$791	$941	$1,993	$4,769
+ Depreciation & Amortization	1,247	1,137	1,158	1,118	4,660
+ Other (Expense) / Income	(27)	(12)	(7)	(9)	(55)
+ Noncash Stock Compensation	80	94	(25)	68	217
Service Adjusted EBITDA	$2,344	$2,010	$2,067	$3,170	$9,591

Distribution Operating Income	$394	$787	$1,412	$572	$3,165
+ Depreciation & Amortization	302	419	404	399	1,524
+ Other (Expense) / Income	(4)	1	3	4	4
+ Noncash Stock Compensation	69	83	15	69	236
Distribution Adjusted EBITDA	$761	$1,290	$1,834	$1,044	$4,929

	FY2016
	Q1	Q2	Q3	Q4	YTD
Net Income	$601	$878	$1,068	$1,577	$4,124
+ Interest Expense	51	48	54	94	247
+ Other Expense / (Income)	44	(12)	8	8	48
+ Tax Provision	331	456	552	544	1,883
Operating Income	$1,027	$1,370	$1,682	$2,223	$6,302
+ Depreciation & Amortization	840	902	969	1,235	3,946
+ Other (Expense) / Income	(44)	12	(8)	(8)	(48)
+ Noncash Stock Compensation	171	109	4	75	359
Adjusted EBITDA	$1,994	$2,393	$2,647	$3,525	$10,559

Segment Breakdown

Service Operating Income	$646	$839	$799	$1,871	$4,155
+ Depreciation & Amortization	680	717	751	1,068	3,216
+ Other (Expense) / Income	(39)	1	(18)	(8)	(64)
+ Noncash Stock Compensation	85	51	(2)	37	171
Service Adjusted EBITDA	$1,372	$1,608	$1,530	$2,968	$7,478

Distribution Operating Income	$381	$531	$883	$352	$2,147
+ Depreciation & Amortization	160	185	218	167	730
+ Other (Expense) / Income	(5)	11	10	0	16
+ Noncash Stock Compensation	86	58	6	38	188
Distribution Adjusted EBITDA	$622	$785	$1,117	$557	$3,081

Transcat Reports Record Revenue for the Fourth Quarter and Full Year Fiscal 2017
May 16, 2017

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2017	FY 2016
SERVICE	Q4	Q4	$'s	%
Service Revenue	$19,526	$17,555	$1,971	11.2%
Cost of Sales	$13,662	$12,234	$1,428	11.7%
Gross Profit	$5,864	$5,321	$543	10.2%
Gross Margin	30.0%	30.3%

Selling, Marketing & Warehouse	$2,024	$2,023	$1	0.0%
General & Administrative Expenses	$1,847	$1,427	$420	29.4%
Operating Income	$1,993	$1,871	$122	6.5%
% of Revenue	10.2%	10.7%

			Change
	FY 2017	FY 2016
DISTRIBUTION	Q4	Q4	$'s	%
Distribution Sales	$18,927	$15,305	$3,622	23.7%
Cost of Sales	$15,009	$12,084	$2,925	24.2%
Gross Profit	$3,918	$3,221	$697	21.6%
Gross Margin	20.7%	21.0%

Selling, Marketing & Warehouse	$1,918	$1,634	$284	17.4%
General & Administrative Expenses	$1,428	$1,235	$193	15.6%
Operating Income	$572	$352	$220	62.5%
% of Sales	3.0%	2.3%

			Change
	FY 2017	FY 2016
TOTAL	Q4	Q4	$'s	%
Total Revenue	$38,453	$32,860	$5,593	17.0%
Total Cost of Sales	$28,671	$24,318	$4,353	17.9%
Gross Profit	$9,782	$8,542	$1,240	14.5%
Gross Margin	25.4%	26.0%

Selling, Marketing & Warehouse	$3,942	$3,657	$285	7.8%
General & Administrative Expenses	$3,275	$2,662	$613	23.0%
Operating Income	$2,565	$2,223	$342	15.4%
% of Revenue	6.7%	6.8%

Transcat Reports Record Revenue for the Fourth Quarter and Full Year Fiscal 2017
May 16, 2017

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

	FY 2017	FY 2016	Change
SERVICE	YTD	YTD	$'s	%
Service Revenue	$71,103	$59,202	$11,901	20.1%
Cost of Sales	$52,064	$43,617	$8,447	19.4%
Gross Profit	$19,039	$15,585	$3,454	22.2%
Gross Margin	26.8%	26.3%

Selling, Marketing & Warehouse	$8,839	$6,848	$1,991	29.1%
General & Administrative Expenses	$5,431	$4,582	$849	18.5%
Operating Income	$4,769	$4,155	$614	14.8%
% of Revenue	6.7%	7.0%

	FY 2017	FY 2016	Change
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$72,795	$62,964	$9,831	15.6%
Cost of Sales	$56,864	$49,430	$7,434	15.0%
Gross Profit	$15,931	$13,534	$2,397	17.7%
Gross Margin	21.9%	21.5%

Selling, Marketing & Warehouse	$7,715	$6,777	$938	13.8%
General & Administrative Expenses	$5,051	$4,610	$441	9.6%
Operating Income	$3,165	$2,147	$1,018	47.4%
% of Sales	4.3%	3.4%

	FY 2017	FY 2016	Change
TOTAL	YTD	YTD	$'s	%
Total Revenue	$143,898	$122,166	$21,732	17.8%
Total Cost of Sales	$108,928	$93,047	$15,881	17.1%
Gross Profit	$34,970	$29,119	$5,851	20.1%
Gross Margin	24.3%	23.8%

Selling, Marketing & Warehouse	$16,554	$13,625	$2,929	21.5%
General & Administrative Expenses	$10,482	$9,192	$1,290	14.0%
Operating Income	$7,934	$6,302	$1,632	25.9%
% of Revenue	5.5%	5.2%